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                                                                      Exhibit 21

Subsidiaries of Omnicare, Inc.
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     The following is a list of subsidiaries of the Company as of December 31,
1997. Other subsidiaries which have been omitted from the list would not, when considered in the aggregate, constitute a significant subsidiary. Each of the companies is incorporated under the laws of the state following its name.

     All of the companies listed below are included in the consolidated financial statements of the Company as of December 31, 1997 and were 100% owned at December 31, 1997, with the exception of Shore Pharmaceutical Providers, Inc., which had outstanding convertible preferred stock held by two individuals at year-end, and Good Samaritan Supply Services, Inc., which has stock held by minority interests.



AAHS Acquisition Corp. (DBA A-Avenue Health Services) (Delaware, 100%) Accu-Med Services, Inc. (Delaware, 100%)
ACP Acquisition Corp. (DBA Add-On Health Systems) (Delaware, 100%)
AMC Regional Holdings, Inc. (Delaware, 100%)
AMC - New York, Inc. (DBA Royal Care Holdings, Inc.) (Delaware, 100%) AMC - Tennessee, Inc. (DBA The Pharmacy) (Delaware, 100%)
American Medserve Corporation (Delaware, 100%)
Anderson Medical Services, Inc. (Delaware, 100%)
Apex Long Term Care Pharmacy, Inc. (Delaware, 100%)
Atlantic Medical Group, LLC (Maryland, 100%)
Beeber Pharmacies, Inc. (Ohio, 100%)
BPNY Acquisition Corp. (DBA Brookside Park Pharmacy) (Delaware, 100%) BPTX Acquisition Corp. (DBA Brookside Park Pharmacy of Texas) (Delaware,
 100%)
Care Pharmaceutical Services, Inc. (Delaware, 100%)
CIP Acquisition Corp. (DBA Carter's Institutional Pharmacy) (Delaware,
100%)
CMD Acquisition Corp. (DBA Omnicare Pharmacy Services of Pittsburgh)
 (Delaware, 100%)
Consulting and Pharmaceutical Services, Inc. (Delaware, 100%)
Coromed, Inc. (Delaware, 100%)
D&R Pharmaceutical Services, Inc. (Kentucky, 100%)
Datascript Corp. (Delaware, 100%)
Dixon Pharmacy, Inc. (Illinois, 100%)
Downeast Pharmacy Long Term Care, Inc. (Maine, 100%)
Downeast Pharmacy of Bangor, Inc. (Maine, 100%)
Downeast Pharmacy of Sanford, Inc. (Maine, 100%)
Downeast Pharmacy, Inc. (Maine, 100%)
Dynatran Computer Systems, Inc. (Delaware, 100%)
Electra Acquisition Corp. (DBA Prometheus Pharmacy Company) (Delaware,
100%)
Enloe Drugs, Inc. (Delaware, 100%)
Evergreen Wound Management, Inc. (Delaware, 100%)
Evergreen Pharmaceutical, Inc. (Washington, 100%)
Evergreen Pharmaceutical East, Inc. (Washington, 100%)
Evergreen Pharmaceutical Supply, Inc. (Washington, 100%)
Evergreen Spokane, Inc. (Washington, 100%)
Freed's Pharmacy, Inc. (Delaware, 100%)
Gatti LTC Services, Inc. (Pennsylvania, 100%)
Good Samaritan Supply Services, Inc. (South Dakota, 50.1%)
HCC Medical Supply, Inc. (Pennsylvania, 100%)
HMIS, Inc. (Delaware, 100%)
Home Care Pharmacy, Inc. (Delaware, 100%)
Home Pharmacy Services, Inc. (Missouri, 100%)
Hospice Care of Oklahoma, L.L.C. (Oklahoma, 100%)
Hospice of the Heartland, L.L.C. (Oklahoma, 100%)



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                                                                      Exhibit 21

Hospice Acquisition One Corp. (Delaware, 100%)
Hospice Acquisition Two Corp. (Delaware, 100%)
Howard's Pharmacy, Inc. (Ohio, 100%)
Interlock Pharmacy Systems, Inc. (Missouri, 100%)
JHC Acquisition, Inc. (DBA Jacobs Health Care Systems) (Delaware, 100%)
KDS Acquisition Corp. (DBA Konsult, Inc.)  (Delaware, 100%)
Langsam Medical Products, Inc. (DBA Sequoia Medical Products)
 (Delaware, 100%)
Langsam Health Services, Inc. (DBA Sequoia Health Services) (Delaware,
100%)
Lawrence Medical Supply, Inc. (Delaware, 100%)
Lo-Med Prescription Services, Inc. (Ohio, 100%)
LPI Acquisition Corp. (DBA Lipira Pharmacy) (Delaware, 100%)
Managed Healthcare, Inc. (Delaware, 100%)
Medical Arts Health Care, Inc. (Georgia, 100%)
MOSI Acquisition Corp. (DBA Medical Outpatient Services) (Delaware, 100%) MSD Acquisition Corp. (DBA Squire Drugs, Inc.) (Delaware, 100%)
Nihan & Martin, Inc. (Delaware, 100%)
NIV Acquisition Corp. (DBA Denman Pharmacy Services) (Delaware, 100%)
North Shore Pharmacy Services, Inc. (Delaware, 100%)
Northwest Pharmaceutical, Inc. (Delaware, 100%)
OCR Services Corporation (Delaware, 100%)
OCR-RA Acquisition Corp. (Delaware, 100%)
Omnicare Management Company (Delaware, 100%)
Omnicare Air Transport Services, Inc. (Delaware, 100%)
Omnicare Holding Company (Delaware, 100%)
PBM-Plus, Inc. (Wisconsin, 100%)
Pharmacon Corp. (New York, 100%)
Pharmacy Acquisition, Inc. (DBA Clasen Pharmacy) (Delaware, 100%)
Pharmacy Associates of Glens Falls, Inc. (New York, 100%)
Pharmed Holdings, Inc. (Delaware, 100%)
Pompton Nursing Home Suppliers, Inc. (Delaware, 100%)
PRN Pharmaceutical Services, Inc. (Delaware, 100%)
Robby Acquisition Corp. (DBA Robby Pharmacy Services, Inc.)(Delaware, 100%) Roeschen's Healthcare Corp. (Wisconsin, 100%)
SC Acquisition Corp. (DBA Pharm-Corp. of Maine) (Delaware, 100%)
Shore Pharmaceutical Providers, Inc. (Delaware, 90%)
Specialized Pharmacy Services, Inc. (Michigan, 100%)
Specialized Patient Care Services, Inc.  (Alabama, 100%)
Sterling Healthcare Services, Inc. (Delaware, 100%)
Superior Care Pharmacy, Inc. (Delaware, 100%)
TCPI Acquisition Corp. (DBA Total Care Pharmacy) (Delaware, 100%)
THG Acquisition Corp. (DBA Tandem Health Services) (Delaware, 100%)
Three Forks Apothecary, Inc. (Kentucky, 100%)
UC Acquisition Corp. (DBA UniCare, Inc.) (Delaware, 100%)
United Health Care, Inc. (Oklahoma, 100%)
Value Pharmacy, Inc. (Massachusetts, 100%)
Value Health Care Services, Inc. (Delaware, 100%)
Vital Care Infusions, Inc. (Delaware, 100%)
Weber Medical Systems, Inc. (Delaware, 100%)
Westhaven Services Co. (Ohio, 100%)
Williamson Drug Company, Incorporated (Virginia, 100%)
Winslow's Pharmacy (New Jersey, 100%)
WVP Acquisition Corp. (DBA West-Val Care, Inc.)  (Delaware, 100%)